UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2023

Entera Bio Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Israel	001-38556	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

KIRYAT HADASSAH, MINRAV BUILDING – FIFTH FLOOR, JERUSALEM, Israel 9112002
(Address of principal executive offices) (Zip Code)

+972-2-532-7151
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value of NIS 0.0000769	ENTX	Nasdaq Capital Market
Warrants, each Warrant exercisable for half of an Ordinary Share at an exercise price of $5.85 per Ordinary Share	ENTXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, on July 2, 2018, in connection with its initial public offering, Entera Bio Ltd., a company organized under the laws of the State of Israel (the “Company”), issued warrants (the “Warrants”), each of which entitles the holder thereof to purchase one-half of an ordinary share, par value NIS 0.0000769 per share, of the Company (“Ordinary Shares”).  The Warrants, which are currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol ENTXW, will expire in accordance with their terms at 5:00 p.m. Eastern Time on July 2, 2023.

Trading of the Warrants on Nasdaq will be suspended following the close of business on June 28, 2023, and Nasdaq informed the Company that, in connection with the expiration of the Warrants, Nasdaq intends to file a Form 25 on behalf of the Company with the Securities and Exchange Commission following the close of business on June 28, 2023 to effect the delisting of the Warrants from Nasdaq and the deregistration of the Warrants under Section 12(b) of the Securities Exchange Act of 1934, as amended.

The listing of the Company’s Ordinary Shares (NASDAQ: ENTX) will not be affected by the expiration and delisting of the Warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERA BIO LTD.

Date: June 27, 2023	By:	/s/ Miranda Toledano
Name: Miranda Toledano Title: Chief Executive Officer